Investor Contact:

Vitacost.com
Kathleen Reed
Director of Investor Relations
561-982-4180
or
ICR, Inc.
John Mills
Senior Managing Director
310-954-1105

VITACOST.COM, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END 2009 RESULTS

Fourth Quarter Net Sales Increased 32% y/y to $50.3 Million

Company Generated Adjusted EBITDA of $5.4 Million for the Fourth Quarter, an Increase of approximately 180% y/y

Adjusted EBITDA Margin increased 570 basis points y/y to 10.7%

Fourth Quarter Net Income Grew to $2.6 Million or $0.09 Per Diluted Share

Company Provides Full Year 2010 Revenues Guidance of $245-$255 Million

Company Expects Full Year 2010 fully diluted EPS in the range of $0.56 - $0.63

BOCA RATON, Fla., February 18, 2009 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, today reported financial results for the fourth quarter and full year ended December 31, 2009.

Fourth Quarter of 2009 Operating Highlights Include:

–	Net Sales increased 32% y/y to $50.3 million, compared to $38.2 million for the fourth quarter of 2008.

–	Gross Profit Margin increased 450 basis points to 31.9% from the prior year period.

–	Sales and Marketing expenses as a percent of sales decreased 110 basis points year over year to 8.5% for the fourth quarter of 2009 compared to 9.6% in the comparable year period.

–	Adjusted EBITDA improved to $5.4 million, an increase of approximately 180% from the prior year period.

–	Adjusted EBITDA margin increased 570 basis points to 10.7% from the prior year period.

–	The Number of New Customers in the fourth quarter of 2009 increased 38% y/y to 184,293

–	The Number of Orders in the fourth quarter of 2009 increased 26% y/y to 655,575

 Fourth Quarter 2009 Results

For the fourth quarter of 2009, net sales increased 32% to $50.3 million from net sales of $38.2 million for the fourth quarter of the prior year.  Both of the Company’s primary sales categories, propriety and third party products, contributed to this strong year-over-year increase by generating record fourth quarter results.

Gross profit for the fourth quarter of 2009 increased 53% to $16.0 million, compared to $10.5 million in the fourth quarter of the prior year. The Company's gross profit margin increased 450 basis points to 31.9% in the fourth quarter versus 27.4% in the fourth quarter of 2008.  Overall, the gross profit margin improvement was primarily due to transitioning manufacturing of proprietary capsules and tablets from third-party manufacturers in-house, and increased purchasing power with third-party distributors and raw material suppliers due to higher sales volumes.

Operating income for the fourth quarter of 2009 was $3.7 million compared to $0.5 million in the same period a year ago. The Company’s operating margin expanded to 7.3% from 1.4% for the same period last year. This improvement was due to strong net sales growth, leverage of sales and marketing expense, and the strength of the Company’s proven business model.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and related non-cash compensation expense) for the fourth quarter of 2009 increased approximately 180% y/y to $5.4 million, compared to $1.9 million in the previous year.  The Company's EBITDA margin increased 570 basis points to 10.7% in the fourth quarter versus 5.0% in the fourth quarter of 2008.

Net income for the fourth quarter of 2009 was $2.6 million, or $0.09 per diluted share calculated on a weighted average fully diluted share count of 28.5 million shares, versus a net loss of $0.6 million or ($0.02) per share for the comparable period last year. The Company had approximately 22.8 million shares outstanding pre IPO and issued approximately 4.4 million new shares for the IPO during the last week of September.

“We achieved record sales for the fourth quarter and full year of 2009 and are on track to deliver strong results in 2010.  Fourth quarter net sales increased in our two primary net sales sources — third party products and propriety products — underscoring our expanding product offering as well as customer growth,” said Ira Kerker, Vitacost’s Chief Executive Officer. “The improved gross and operating margins during 2009 illustrate the leverage in our business model and with the planned expansion of our distribution and manufacturing facilities in 2010; we believe we are well positioned for increased sales, margin improvement and earnings growth for many years to come.”

Full Year 2009 Results
For the full year of 2009, net sales increased 33.6% to $191.8 million compared to $143.6 million in the same period last year.

The Company’s operating cash flow was $14.9 million for the full year of 2009 compared to a use of $0.6 million in 2008.  Adjusted EBITDA was $24.4 million for the full year of 2009 compared to $5.3 million for the previous year.

Excluding the $10.9 million of one-time, non-cash stock option expense recorded in the third quarter, full year 2009 net income was $12.9 million, or $0.52 per diluted share, calculated on 24.7 million shares outstanding compared to breakeven net income or $0.00 per diluted share, for full year 2008.  The Company's GAAP net income, which includes  the $10.9 million of one-time, non-cash stock-based compensation expense in connection with the recent initial public offering, was $5.9 million or $0.24 per fully diluted share for the full year of 2009 compared with breakeven net income $0.00 per fully diluted share for the full year of 2008.

Balance Sheet
The Company ended the fourth quarter of 2009 with cash, cash equivalents, and short-term investments, of $44.4 million as of December 31, 2009.

Richard Smith, Chief Financial Officer, commented, “Our strong operating cash flow of $14.9 million for the full year of 2009 combined with our recent initial public offering has us well positioned to complete our distribution and manufacturing facility expansion as well as sufficient  capital to increase our competitive advantage.  For instance, we have utilized our infrastructure to increase the number of SKU’s that we offer our customers to over 30,000 from 23,000 we had previously reported and we plan to end 2010 with approximately 60,000 SKU’s.”

Outlook

For the first quarter of 2010, the Company expects revenue to be in the range of $58 to $60 million. Earnings per diluted share for the first quarter are expected to be in the range of $0.14 to $0.15 per diluted share calculated with fully diluted shares outstanding of 28.9 million.

For the full year ending December 31, 2010 the Company expects revenue to be in the range of $245 to $255 million.  The Company expects its net income to be in the range of $16.5 to $18.5 million which equates to an increase of 28% - 43% y/y, compared to the full year 2009 net income of $12.9M which excludes the one-time, non-cash stock compensation expense.  The Company expects earnings per diluted share to be in the range of $0.56 to $0.63 calculated with fully diluted shares outstanding of 29.5 million.

The Company expects its EBITDA for the full year of 2010 to be in the range of $32.5 to $34 million with approximately $4.0 million of depreciation and amortization for the full year.

E-Commerce Metrics

A copy of historical e-commerce metrics is available on the Company’s website at www.vitacost.com/earnings.

Conference Call Information

The Company will also host a conference call to discuss these results with additional comments and details. Participating on the call will be Ira Kerker, Chief Executive Officer, and Richard Smith, Chief Financial and Accounting Officer.

The conference call is scheduled to begin at 5:00 p.m. EST on February 18, 2010. The call will be broadcast live over the Internet hosted at the Investor Relations section of Vitacost.com’s website at www.vitacost.com, and will be archived online through March 4, 2010.  In addition, you may dial 877-407-0784 to listen to the live broadcast.

A telephonic playback will be available from 8:00 p.m. EST, February 18, 2010, through March 4, 2010. Participants can dial 877-660-6853 to hear the playback. The account number is 3055 and the passcode is 343860.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods.  Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs.  Vitacost.com, Inc. strives to offer its customers the broadest product selection supported by current scientific and medical research at the best value, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein, which include management’s expected results of operations for the first quarter of 2010, and the full year of 2010, involve known and unknown risks and uncertainties, which may cause Vitacost’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the current global economic downturn or recession; difficulty expanding its manufacturing and distribution facilities; significant competition in its industry; unfavorable publicity or consumer perception of its products on the Internet; the incurrence of material product liability and product recall costs; Inability to defend intellectual property claims; costs of compliance and its failure to comply with government regulations; its failure to keep pace with the demands of our customers for new products;  disruptions in its manufacturing system, including information technology systems, or losses of manufacturing certifications; and the lack of long-term experience with human consumption of some of its products with innovative ingredients.  Those and other risks are more fully described in Vitacost’s filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1, as amended, filed in connection with the Company’s initial public offering as well as the Company’s form 10-Q filed for the third quarter of 2009.

Vitacost.com, Inc
Balance Sheets
December 31, 2009 and 2008 (unaudited)

	2009	2008
Assets
Current Assets
Cash and cash equivalents	$8,658,157	$61,326
Securities available for sale	35,787,227	-
Accounts receivable	735,355	842,523
Other receivables	1,055,372	645,451
Related party receivables	-	215,241
Inventory, net	28,096,884	21,662,746
Prepaid expenses	876,788	656,975
Deferred tax asset	1,336,852	1,179,288
Total current assets	76,546,635	25,263,550

Property and Equipment, net	21,961,903	19,305,832

Goodwill	2,200,000	2,200,000
Intangible Assets, net	9,446	13,947
Deposits	4,656,128	85,207
Deferred Tax Asset	4,176,717	-
	11,042,291	2,299,154

Total assets	$109,550,829	$46,868,536

Liability and Stockholders' Equity
Current Liabilities
Line of credit	$2,705,000	$9,412,630
Current maturities of note payable	1,090,969	983,032
Current maturities of capital lease obligation	35,452	58,343
Accounts payable	17,693,928	15,769,909
Deferred revenue	1,919,352	2,379,298
Accrued expenses	3,282,476	2,620,760
Income taxes payable	51,221	29,252
Total current liabilities	26,778,398	31,253,224

Notes Payable, less current maturities	4,820,042	5,740,436
Notes Payable, related party	-	2,000,000
Capital Lease Obligation, less current maturities	-	37,698
Deferred Tax Liability	2,984,028	167,368
Interest Rate Swap Liability	468,719	704,840
Total liabilities	$35,051,187	$39,903,566

Commitments and Contingencies

Stockholders' Equity
Preferred stock, par value $.00001 per share; authorized 25,000,000; no shares issued and outstanding at December 31, 2009 and 2008	$-	$-
Common stock, par value $.00001 per share; authorized 100,000,000; 27,488,353 and 23,188,380 shares issued and outstanding at December 31, 2009 and 2008, respectively	275	232
Additional paid-in capital	71,932,256	11,457,241
Note receivable from exercise of options	-	(1,165,625)
Retained earnings (deficit)	2,567,111	(3,326,878)
Total stockholders' equity	74,499,642	6,964,970
Total liabilities and stockholders' equity	$109,550,829	$46,868,536

Source: Vitacost.com

Condensed Consolidated Statements of Operations

For the Three Months and Full Year Ended December 31, 2009 and 2008

Vitacost.com, Inc.
Quarterly Income Statement ($ in 000s)
(Unaudited)
		Three Months Ended
	December 31, 2009			December 31, 2008
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$50,290.8		$50,290.8	$38,165.7		$38,165.7

Cost of Goods Sold	34,252.3		34,252.3	27,697.0		27,697.0
Gross Profit	16,038.5		16,038.5	10,468.7		10,468.7

Fulfillment	2,926.4		2,926.4	2,693.8		2,693.8
Sales & Marketing	4,291.2		4,291.2	3,665.0		3,665.0
General & Administrative	4,018.2		4,018.2	2,778.9		2,778.9
Depreciation & Amortization	1,134.5		1,134.5	801.1		801.1
Total Operating Expenses	12,370.3		12,370.3	9,938.8		9,938.8

Operating Income	3,668.2		3,668.2	529.9		529.9

Interest Income	33.5		33.5	22.5		22.5
Interest Expense	(40.0)		(40.0)	(690.1)		(690.1)
Other Income (Expense)	223.4		223.4	(26.5)		(26.5)

Income (loss) before taxes	3,885.1		3,885.1	(164.2)		(164.2)
Income Tax (expense) benefit	(1,330.9)		(1,330.9)	(389.0)		(389.0)

Net Income (loss)	$2,554.3		$2,554.3	$(553.2)		$(553.2)

EPS
Basic	$0.09		$0.09	$(0.02)		$(0.02)
Fully Diluted	$0.09		$0.09	$(0.02)		$(0.02)

Basic Shares Outstanding	27,488.4		27,488.4	23,188.4		23,188.4
Fully Diluted Shares Outstanding	28,513.1		28,513.1	23,188.4		23,188.4

Source: Vitacost.com

Vitacost.com, Inc.
Income Statement ($ in 000s)
(Unaudited)
	Fiscal Year Ended
	December 31, 2009			December 31, 2008
	As		Excluding	As		Excluding
	Reported	Adjustments	Adjustments	Reported	Adjustments	Adjustments

Net Sales	$191,807.0		$191,807.0	$143,602.3		$143,602.3

Cost of Goods Sold	130,605.5		130,605.5	105,529.3		105,529.3
Gross Profit	61,201.5		61,201.5	38,073.0		38,073.0

Fulfillment	8,953.6		8,953.6	8,392.6		8,392.6
Sales & Marketing	14,283.7		14,283.7	13,146.6		13,146.6
General & Administrative	25,432.5	10,896.9	14,535.6	12,007.3		12,007.3
Depreciation & Amortization	3,650.1		3,650.1	2,864.3		2,864.3
Total Operating Expenses	52,319.9		41,423.0	36,410.9		36,410.9

Operating Income	8,881.6		19,778.5	1,662.2		1,662.2

Interest Income	96.5		96.5	85.9		85.9
Interest Expense	(497.9)		(497.9)	(1,236.3)		(1,236.3)
Other Income (Expense)	249.8		249.8	(12.7)		(12.7)

Income (loss) before taxes	8,730.1		19,626.9	499.0		499.0
Income tax (expense) benefit	(2,836.1)	$3,931.9	(6,768.0)	(481.6)		(481.6)

Net Income (loss)	$5,894.0		$12,858.9	$17.4		$17.4

EPS
Basic	$0.24		$0.53	$0.00		$0.00
Fully Diluted	$0.24		$0.52	$0.00		$0.00

Basic Shares Outstanding	24,216.9		24,216.9	23,188.4		23,188.4
Fully Diluted Shares Outstanding	24,674.2		24,674.2	23,975.1		23,975.1

Source: Vitacost.com

VITACOST.COM, INC.
Reconciliation of GAAP Net (loss) Income to Pro Forma Net Income (Loss) Available to Common Shareholders

This earnings release includes information presented on a pro forma basis. These pro forma financial measures are considered "non-GAAP" financial measures within the meaning of SEC Regulation G. The Company believes that this presentation of pro forma results provides useful information to both management and investors by excluding specific expenses that the Company believes are not indicative of core operating results.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliations set forth below are provided in accordance with Regulation G and reconcile the pro forma financial measures with the most directly comparable GAAP-based financial measures.

VITACOST.COM, INC.
Reconciliation of GAAP Operating (loss) Income to Adjusted EBITDA

	Fiscal Period Ended
	December 31, 2009	December 31, 2008
Operating income	8,881.6	1,662.2
Stock based compensation charge	10,896.9	-
FAS 123R - Stock Option Expense	934.5	794.9
Depreciation and amortization	3,650.1	2,864.3
Adjusted EBITDA	$24,363.1	$5,321.4

	Three Months Ended
	December 31, 2009	December 31, 2008

Operating income	3,668.2	529.9
FAS 123R - Stock Option Expense	592.5	583.3
Depreciation and amortization	1,134.5	801.1
Adjusted EBITDA	$5,395.2	$1,914.2

Source: Vitacost.com

EBITDA (earnings before interest, income taxes, depreciation, and amortization, including goodwill and intangible asset impairment) is not a measure of financial performance under generally accepted accounting principles, or GAAP, but is used by some investors to determine the strength of a company's cash flow.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles. The reconciliation set forth above is provided in accordance with Regulation G and reconciles EBITDA, with the most directly comparable GAAP-based financial measure. EBITDA is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA is not intended to represent and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP.